                                                                  Exhibit 10.10


                             LOAN AND SECURITY AGREEMENT

     This Loan and Security Agreement (as from time to time amended, supplemented, restated, or otherwise modified, this "AGREEMENT") is entered into effective January __, 1999 (the "EFFECTIVE DATE") by and among Keynote Systems Incorporated, a California corporation (the "LENDER") and Lloyd Taylor, an individual and Dana Taylor, his spouse (COLLECTIVELY REFERRED TO AS the "BORROWER"). This Agreement, the Note, as defined in SECTION 1.2, the Stock Pledge Agreement, as defined in SECTION 1.3 and any other documents entered into pursuant to this Agreement or in connection with this Loan, as defined in
SECTION 1.1, are hereinafter sometimes collectively referred to as the "LOAN DOCUMENTS."

     WHEREAS, Lender desires to loan a certain sum to Borrower and Borrower wishes to borrow a certain sum from Lender in order that Borrower may purchase a primary residence in northern California (the "PROPERTY");

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants set forth in this Agreement, Lender and Borrower hereby agree as follows:

     1.   AMOUNT AND TERMS OF LOAN.

          1.1 LOAN. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants of Borrower in this Agreement, Lender shall loan Borrower the principal amount of One Hundred Fifty Thousand Dollars ($150,000.00) (the "LOAN") for the purchase of the Property.

          1.2 NOTE; INTEREST. Borrower's indebtedness to Lender under the Loan Documents will be evidenced by a Secured Full Recourse Promissory Note executed by Borrower substantially in the form attached as EXHIBIT A (the "NOTE"). The Note will provide that annually compounded interest on the unpaid principal of this Loan will accrue at a rate equal to nine percent (9%) per annum, which rate is not less than the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, on the earliest date on which there was a binding contract in writing for the Loan; PROVIDED, HOWEVER, that the rate at which interest will accrue on unpaid principal under this Note will not exceed the highest rate permitted by applicable law. All payments hereunder shall be made in lawful tender of the United States. Interest will be payable at maturity and will continue to accrue until the date on which all amounts owing under the Loan Documents have been repaid in full.

          1.3 SECURITY. Borrower's indebtedness to Lender under the Loan Documents will be secured by (a) Borrower's pledge of certain shares of Lender's Common Stock (the "PLEDGED SHARES") in accordance with the terms of a stock pledge agreement, dated January __, 1999, substantially in the form attached as EXHIBIT B (the "STOCK PLEDGE AGREEMENT"), and (b) such other assets of Borrower, excluding any real property of Borrower, as to which Lender reasonably requests security. Borrower shall immediately submit to Lender upon issuance all

Lender equity securities that Borrower acquires pursuant to: (i) Borrower's exercise of options to purchase Lender equity securities under Lender's 1996 Stock Option Plan or any subsequent or similar stock option plan or equity incentive program of Lender, or (ii) any employee stock purchase agreement or other similar plan of Lender.

          1.4 MATURITY OF LOAN. The unpaid principal amount of this Loan and all unpaid interest accrued thereon, together with any other related fees, expenses or costs, will be immediately due and payable to Lender in full on the date (the "MATURITY DATE") that is the earlier to occur of: (i) three (3) years after the date of the Note, (ii) the date on which the unpaid principal amount and interest due under this Loan becomes due and payable in full under SECTION 4.1, (iii) ninety (90) days after notice of demand for payment by Lender; and
(iv) thirty (30) days after expiration of the lockup period following consummation of an underwritten initial public offering of Lender's Common Stock.

          1.5 PREPAYMENT. Borrower may prepay the unpaid principal and interest due under this Loan at any time, without penalty, in whole or in part in amounts of at least Ten Thousand Dollars ($10,000). Each prepayment will be applied as follows: (i) first to the payment of accrued interest, and (ii) second, to the extent that the amount of such prepayment exceeds the amount of all such accrued interest, to the payment of principal on this Loan. Borrower also agrees that, until this Loan is paid in full, Borrower shall, within not more than thirty (30) days after any sale of any Pledged Shares, apply: (i) if no default event has occurred under the Loan Documents and is continuing, fifty percent (50%) of the net before tax proceeds from any sale by Borrower of the Pledged Shares, or (ii) if a default event has occurred and is continuing, one hundred percent (100%) of the net before tax proceeds from any sale by Borrower of the Pledged Shares, to pay down this Loan in accordance with this Agreement.

          1.6 AT WILL EMPLOYMENT. Borrower is an "at will" employee of Lender, and nothing in this Agreement or any exhibit shall be construed as a promise of continued employment.

     2.   COVENANTS OF BORROWER.

          2.1 USE OF LOAN PROCEEDS. Borrower shall apply substantially all of the Loan proceeds to the purchase of the Property.

          2.2 FURTHER ASSURANCES. In addition to the obligations and documents that this Agreement expressly requires Borrower to execute, deliver and perform, Borrower will execute, deliver and perform any and all further acts or documents which Lender may reasonably require in order to carry out the purposes of this Agreement or any of the other Loan Documents.

     3. CONDITIONS PRECEDENT TO OBLIGATIONS OF LENDER. The obligation of Lender to make this Loan is subject to the satisfaction (or written waiver by Lender) of each and all of the following conditions precedent:

          3.1 NOTE AND STOCK PLEDGE AGREEMENT. Lender will have received from Borrower the Note and the Stock Pledge Agreement, each duly executed by Borrower.

          3.2 LOAN EFFECTIVE DATE. The Effective Date of this Loan must be earlier than January 31, 1999.

     4.   DEFAULT BY BORROWER.

          4.1 ACCELERATION. The unpaid principal and interest due under this Loan will become immediately due and payable, without the need for any further action on the part of Lender or any other holder of the Note: (i) upon Borrower's sale, gift, assignment or other transfer of the Property, except for transfers which, by law, cannot be restricted by a due-on-sale clause, (ii) ninety (90) days after termination of Borrower's employment with Lender for any reason, or (iii) upon Borrower's failure to apply the appropriate proceeds of any sale of Pledged Shares to pay down this Loan in accordance with SECTION 1.5.

          4.2 DEFAULT. Borrower will be deemed to be in default of this Loan if: (i) Borrower fails to pay Lender (or, in the event another party holds the Note, such holder) the full amount of unpaid principal and interest due under this Loan on or before the Maturity Date, and (ii) Borrower does not cure this failure to pay within five (5) calendar days after Lender gives Borrower written notice of such failure to pay.

          4.3 REMEDIES UPON DEFAULT. Upon Borrower's default of this Loan, Lender may pursue its rights under the Note, the Stock Pledge Agreement, and any other security agreements that the parties may enter into after the Effective Date, and will have full recourse against any real, personal, tangible, and intangible assets of Borrower. The rights and remedies of Lender herein provided will be cumulative and not exclusive of any other rights or remedies provided by law or otherwise.

     5.   MISCELLANEOUS.

          5.1 SUCCESSORS AND ASSIGNS; ASSIGNMENT. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. Lender may assign any of its rights and obligations under this Agreement. Borrower shall not assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of Lender. An assignment by operation of law includes, without limitation, (i) a merger, reorganization, consolidation or other transaction in which the shareholders of such party before such merger, reorganization, consolidation or other transaction own less than fifty percent (50%) of the outstanding voting equity securities of the surviving corporation, (ii) a sale or other transfer of all or substantially all of the assets of such party, or
(iii) a transfer of more than fifty percent (50%) of the outstanding voting equity securities of such party in one transaction or a series of related transactions.

          5.2 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

          5.3 NOTICES. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United
States mail by registered or certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address of Lender's principal executive offices, or at such other address as such other party may designate by ten
(10) days advance written notice to the other parties hereto. Notices to Lender will be marked "Attention: President."

          5.4 FURTHER ASSURANCES. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

          5.5 TITLES AND HEADINGS. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Agreement.

          5.6 ENTIRE AGREEMENT. This Agreement and the documents referred to herein, and including, but not limited to, the Loan Documents constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

          5.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

          5.8 SEVERABILITY. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then this Agreement will not be enforceable against such affected party and both parties agree to renegotiate such provision(s) in good faith.

          5.9 FACSIMILE SIGNATURES. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

          5.10 AMENDMENT AND WAIVERS. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this

Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

          5.11 NO THIRD PARTY BENEFICIARIES.   Nothing in this Agreement,
express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          5.12 JURISDICTION. The parties agree that any controversy or claim arising out of or relating to this Agreement shall be tried and litigated exclusively in a state or federal court with jurisdiction located in San Mateo County in the State of California.

          5.13 WAIVER OF JURY TRIAL. The parties waive any right they may have to a trial by jury in respect of any litigation based on, or arising out of, under or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, verbal or written statement or other action of any loan party or any secured party.

          5.14 ATTORNEYS' FEES. If either party hereto commences or maintains any action at law or in equity (including counterclaims or cross-complaints) against the other party hereto by reason of the breach or default or claimed breach or default of any term or provision of this Agreement or any other Loan Document, then the prevailing party in said action will be entitled to recover its reasonable attorneys' fees and court costs incurred therein. This provision does not limit Lender's ability to recover additional expenses under the Note.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Loan and Security Agreement as of the Effective Date.


BORROWER:                               LENDER:
                                        KEYNOTE SYSTEMS INCORPORATED

____________________________            _______________________________________
LLOYD TAYLOR                            UMANG GUPTA
                                        President and Chief Executive Officer

____________________________
DANA TAYLOR


ATTACHMENTS:
Exhibit A  -   Secured Promissory Note
Exhibit B  -   Stock Pledge Agreement

                                      EXHIBIT A

                       SECURED FULL RECOURSE PROMISSORY NOTE

                                                           San Mateo, California

$150,000.00                                                     January __, 1999

     For value received, Lloyd Taylor, an individual, and Dana Taylor, his spouse (collectively referred to as the "BORROWER") hereby promise to pay to the order of Keynote Systems Incorporated, a California corporation (the "COMPANY") on or before January __, 2002, at the Company's principal place of business at Two West Fifth Avenue, San Mateo, CA 94402, or at such other place as the Company may direct, the principal sum of One Hundred Fifty Thousand Dollars ($150,000.00), together with interest at the rate of nine percent (9%) per annum compounded annually, which rate is not less than the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, on the earliest date on which there was a binding contract in writing for this Secured Full Recourse Promissory Note (as may be amended, restated, supplemented or otherwise modified from time to time (the "NOTE"); PROVIDED, HOWEVER, that the rate at which interest will accrue on unpaid principal under this Note will not exceed the highest rate permitted by applicable law. All payments of accrued interest will be payable on maturity of this Note. All payments hereunder shall be made in lawful tender of the United States.
Interest will continue to accrue until the date on which all amounts owing on this Note have been repaid in full.

     This Note is issued pursuant to that certain Loan and Security Agreement dated January __, 1999, between the Company and Borrower (the "LOAN AGREEMENT"). The following is a statement of the additional rights and obligations of the holder of this Note and the terms and conditions to which this note is subject, and to which the holder, by the acceptance of this Note, agrees:

     1. SECURITY. Payment of this Note is secured by Borrower's pledge of certain shares of Company equity securities (the "PLEDGED SHARES") in accordance with the terms of a stock pledge agreement by and between the Company and Borrower.

     2. ACCELERATION. The unpaid principal and interest due under this Note will become immediately due and payable, without the need for any further action on the part of the Company or any other holder of this Note: (i) upon Borrower's sale, gift, assignment or other transfer of the Property (as defined in the Loan Agreement), except for transfers which, by law, cannot be restricted by a due-on-sale clause, (ii) ninety (90) days after termination of Borrower's employment with the Company for any reason, (iii) upon Borrower's failure to apply the appropriate proceeds of any sale of Pledged Shares to pay down this
Note in accordance with SECTION 4, (iv) thirty (30) days after expiration of the lockup period following consummation of an initial public offering of Company's Common Stock, and (v) ninety (90) days after notice of demand for payment by Company. Each of the events described in this SECTION 2 constitutes an "ACCELERATION EVENT". In any case, this Note shall become due and payable in full no later than three years after the date of this Note.

     3.   DEFAULT.  Borrower will be deemed to be in default under this Note if:
(a) Borrower fails to pay the holder of this Note the full amount of unpaid principal and interest due under this Note on or before: (i) the date that is three years after the date of this Note, or (ii) such earlier date as dictated by the occurrence of an Acceleration Event; and (b) Borrower does not cure this failure to pay within five (5) calendar days after the Company gives Borrower written notice of such failure to pay. Upon any default under this Note, Company will have full recourse against any real, personal, tangible, and intangible assets of Borrower, and may pursue any and all contractual, legal, and equitable remedies available to it.

     4. PREPAYMENT. Borrower may prepay the unpaid principal and interest due under this Note at any time, without penalty, in whole or in part, in amounts of at least Ten Thousand Dollars ($10,000). Each prepayment will be applied as follows: (a) first to the payment of accrued interest, and (b) second, to the extent that the amount of such prepayment exceeds the amount of all such accrued interest, to the payment of principal on this Note. Borrower also agrees that, until this Note is paid in full, Borrower shall immediately apply: (a) if no default event has occurred and is continuing, fifty percent (50%) of the net before tax proceeds from any sale by Borrower of the Pledged Shares, or (b) if a default event has occurred and is continuing, one hundred percent (100%) of the net before tax proceeds from any sale by Borrower of the Pledged Shares, to pay down this Note in accordance with this Note and the Loan Agreement.

     5. ASSIGNMENT. This Note is freely transferable and assignable by the Company and each subsequent holder. Any reference to the Company herein will be deemed to refer to any subsequent transferee of this Note at such time as such
transferee holds this Note.   Borrower may not assign or delegate this Note,
whether by voluntary assignment or transfer, operation of law or otherwise.

     6. SUCCESSORS AND ASSIGNS; ASSIGNMENT. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

     7. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

     8. NOTICES. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address of the Company's principal executive office, or at such other address as such other party may designate by ten (10) days advance written notice to the other parties hereto. Notices to the Company will be marked "Attention: President."

     9. FURTHER ASSURANCES. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

     10. TITLES AND HEADINGS. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Agreement.

     11. ENTIRE AGREEMENT. This Agreement and the documents referred to herein, including but not limited to the Loan and Security Agreement, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

     12. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

     13. SEVERABILITY. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then this Agreement will not be enforceable against such affected party and both parties agree to renegotiate such provision(s) in good faith.

     14. AMENDMENT AND WAIVERS. This Agreement may be amended only by a written agreement executed by Company and Borrower. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

     Borrower hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.

     IN WITNESS WHEREOF, Borrower has executed this Secured Full Recourse Promissory Note as of the date and year first above written.


                                        BORROWER:

                                        ________________________________
                                        LLOYD TAYLOR


                                        ________________________________
                                        DANA TAYLOR


ACCEPTED AND ACKNOWLEDGED:

KEYNOTE SYSTEMS INCORPORATED


________________________________
UMANG GUPTA, President and
Chief Executive Officer


             SIGNATURE PAGE TO NOTE BY LLOYD TAYLOR AND DANA TAYLOR TO
                KEYNOTE SYSTEMS INCORPORATED DATED JANUARY __, 1999

                                     EXHIBIT B

                               STOCK PLEDGE AGREEMENT

                               STOCK PLEDGE AGREEMENT


     This Stock Pledge Agreement is entered into effective January __, 1999 (as from time to time amended, restated, supplemented, or otherwise modified, this "AGREEMENT"), by Lloyd Taylor, an individual and Dana Taylor, his spouse (collectively referred to as (the "PLEDGOR") in favor of Keynote Systems Incorporated, a California corporation (the "SECURED PARTY").

     WHEREAS, Pledgor and Secured Party have entered into that certain Loan and Security Agreement, dated January __, 1999 (as may be amended, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT"). The term "LOAN DOCUMENTS" and all other capitalized terms used in this Agreement that are not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Loan Agreement; and

     WHEREAS, all shares of Secured Party capital stock or other equity securities that Borrower acquires pursuant to: (i) Borrower's exercise of options to purchase Secured Party equity securities under Secured Party's 1996 Stock Option Plan or any subsequent or similar stock option plan of Secured Party, or (ii) any employee stock purchase agreement or other similar plan of Secured Party, are to be issued by Secured Party subject to the terms of this Agreement immediately upon their issuance. All such Secured Party equity securities shall be identified on SCHEDULE 1 or on an Addendum to
     SCHEDULE 1 upon their issuance; and

     WHEREAS, Pledgor is the legal and beneficial owner of the shares of capital stock or other equity securities identified on such SCHEDULE 1 or addenda as being owned by Pledgor (collectively, the "PLEDGED SHARES"); and

     WHEREAS, it is a condition precedent under the Loan Agreement to making the Loan that Pledgor shall agree to make the pledges contemplated by this Agreement;

     NOW, THEREFORE, in consideration of the promises set forth in this Agreement and to induce Secured Party to make the Loan, Pledgor hereby agrees with Secured Party as follows:

     1.   STOCK PLEDGE PROVISIONS.

          1.1 PLEDGE. Pledgor hereby pledges to Secured Party, and grants to Secured Party a security interest in, all of Pledgor's, right, title, and interest in and to the following (the "PLEDGED COLLATERAL"): (i) all of the Pledged Shares; (ii) the certificates, if any, representing the Pledged Shares; and (iii) all dividends, cash, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

          1.2 SECURITY INTEREST. This Agreement secures, and the Pledged Collateral is security for, the full and prompt payment by Pledgor when due (whether at stated maturity, by acceleration or otherwise) of, and the performance by Pledgor of, all of Pledgor's current and future obligations under this Agreement and each of the Loan Documents to which Pledgor is a party, including without limitation principal, interest, fees, and expenses (including any interest, fees, or expenses that, but for the provisions of the Bankruptcy Code, would have accrued). The security interest in the Pledged Collateral created by this Agreement will continue, and the provisions of this Agreement will remain in full force and effect, until the termination of this Agreement pursuant to Section 1.7.

          1.3 REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants to the Secured Party that, as of the date each of the Pledged Shares is issued: (i) Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, and (ii) Pledgor has the right to pledge and grant to the Secured Party a security interest in the Pledged Collateral.

          1.4  TRANSFERS AND OTHER LIENS.  Pledgor agrees that Pledgor will not:
(i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral except as permitted by the Loan Agreement, or
(ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for the lien created pursuant to this Agreement.

          1.5 FURTHER ASSURANCES. Pledgor agrees to promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect the lien granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies with respect to any Pledged Collateral. Pledgor agrees to defend the title to the Pledged Collateral and Secured Party's lien on the Pledged Collateral against the claim of any other third party and to maintain and preserve such lien until indefeasible payment in full of all obligations.

          1.6 SECURED PARTY MAY PERFORM. If Pledgor fails to perform any obligation contained in this Agreement, Secured Party may itself perform, or cause performance of such obligation, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 3.1 and constitute obligations secured by this Agreement.

          1.7 TERMINATION OF SECURITY INTEREST. This Agreement, and the security interests created or granted by this Agreement, shall automatically terminate and be released on the date at which the Loan has been fully and finally paid in cash. Upon any release of the security interest created by this Agreement in any of the Pledged Collateral pursuant to this Section 1.7, Secured Party shall promptly:

               (a) return, transfer and deliver to Pledgor all certificates, instruments and other property held by Secured Party pursuant to this Agreement representing or evidencing such Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms of this Agreement, all without recourse upon, or representation or warranty whatsoever by, Secured Party, except that the same shall be free and clear of any claims, liens or encumbrances created by or in respect of Secured Party, and at the cost and expense of Pledgor, and

               (b) execute and deliver to Pledgor such instruments as may be reasonably requested by Pledgor acknowledging the release of such security interest with respect to such Pledged Collateral.

     2.   DELIVERY AND POSSESSION OF PLEDGED COLLATERAL.

          2.1 DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments, if any, representing or evidencing the Pledged Collateral shall be issued to and held by or on behalf of Secured Party pursuant to this Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

          2.2 RIGHTS TO VOTE AND RECEIVE DIVIDENDS. As long as no event of default shall have occurred under the Loan Agreement and be continuing:

               (a) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other Loan Documents;

               (b) Pledgor shall be entitled to receive and retain (subject to any lien thereon in favor of Secured Party) any and all dividends or distributions paid in respect of the Pledged Collateral, other than any and all:

                    (i) dividends paid or payable other than in cash in respect of, and instruments and other property received receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral;

                    (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus; and

                    (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, all of which shall be forthwith delivered to Secured Party; and

               (c) Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 2.2(a) and to receive the dividends or distributions which it is authorized to receive and retain pursuant to Section 2.2(b).

          2.3 ADJUSTMENTS. Secured Party shall have the right at any time to exchange certificates representing or evidencing any of the Pledged Collateral for certificates of smaller or larger denominations.

          2.4 REASONABLE CARE. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for: (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of any such matter, or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

     3.   ADDITIONAL PROVISIONS UPON DEFAULT.

          3.1 REMEDIES UPON DEFAULT. The rights and remedies granted to Secured Party by this Section 3 will be in addition to all the rights, powers and remedies of Secured Party under the Loan Documents. All such rights and remedies will be cumulative and not exclusive of any other rights or remedies provided by law or otherwise. If any event of default under the Loan Agreement shall have occurred and be continuing:

               (a) Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Agreement or otherwise available to it, all the rights and remedies of a secured party after default under the California Commercial Code or any other applicable law in effect in the State of California at that time, and Secured Party may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any office of Secured Party or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not officer such Pledged Collateral to more than one (1) offeree. With respect to Pledged Collateral consisting of securities registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), Secured Party will comply with applicable securities laws in connection with any foreclosure sale.

               (b) Pledgor recognizes that by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those which will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale. Pledgor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. Secured Party shall be under no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary to permit Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Pledgor would agree to do so.

               (c) In the event of a sale of Pledged Collateral in accordance with the provisions of this Section 3.1, notwithstanding anything to the contrary contained elsewhere in this Agreement, all of the net before tax proceeds from any such sale shall be applied by Secured Party, or paid directly to Secured Party, to pay down the Loan in accordance with the Loan Agreement.

          3.2 RIGHTS IN PLEDGED COLLATERAL UPON DEFAULT. Upon the occurrence and during the continuance of an event of default under the Loan Agreement:

               (a) upon notice by Secured Party to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 2.2(a) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

               (b) all rights of Pledgor to receive the dividends or distributions which it would otherwise be authorized to receive and retain pursuant to Section 2.2(b) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends or distributions;

               (c) All dividends or distributions which are received by Pledgor contrary to the provisions of Section 3.2(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other property or funds of Pledgor and shall be forthwith delivered to Secured Party;

               (d) Pledgor shall, if necessary to permit Secured Party to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 2.2(a) and to receive all dividends and distributions which it may be entitled to receive under Section 2.2(b), execute and deliver to Secured Party, from time to time and upon written notice of Secured Party, appropriate proxies and other instruments as Secured Party may reasonably request; and

               (e) Secured Party shall have the right, to the extent permitted under any applicable law, at any time in its discretion and without notice to Pledgor, to transfer to or to register in its name or in the name of any of its nominees any or all of the Pledged Collateral.

               The foregoing shall not in any way limit Secured Party's power and authority granted pursuant to Section 3.3.

          3.3  SECURED PARTY APPOINTED ATTORNEY-IN-FACT AND PROXY.  Subject to
Section 3.1, Pledgor hereby irrevocably constitutes and appoints Secured Party and any officer or agent of Secured Party, effective upon the occurrence and during the continuance of an event of default under the Loan Agreement, with full power of substitution, as its true and lawful attorney-in-fact and proxy with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in its own name, from time to time in Secured Party's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Pledgor hereby gives Secured Party the power and right, on behalf of Pledgor, upon the occurrence and during the continuance of an event of default under the Loan Agreement, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend or distribution in respect of the Pledged Collateral or any part thereof, to give full discharge for the same, and to vote or grant any consent in respect of the Pledged Shares authorized by Section 3.1. Pledgor hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. This power, being coupled with an interest, is irrevocable until, and shall automatically terminate upon, the termination of this Agreement pursuant to Section 1.7.

     4.   GENERAL PROVISIONS.

          4.1 SUCCESSORS AND ASSIGNS; ASSIGNMENT. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Secured Party may assign any of its rights and obligations under this Agreement. The Pledgor may not assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Secured Party. An assignment by operation of law includes, without limitation, (i) a merger, reorganization, consolidation or other transaction in which the shareholders of such party before such merger, reorganization, consolidation or other transaction own less than fifty percent (50%) of the outstanding voting equity securities of the surviving corporation,
(ii) a sale or other transfer of all or substantially all of the assets of such party, or (iii) a transfer of more than fifty percent (50%) of the outstanding voting equity securities of such party in one transaction or a series of related transactions.

          4.2 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

          4.3 NOTICES. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries.

               All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the principal executive offices of Secured Party, or at such other address as such other party may designate by ten (10) days advance written notice to the other parties hereto. Notices to the Secured Party will be marked "Attention: President."

          4.4 FURTHER ASSURANCES. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

          4.5 TITLES AND HEADINGS. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Agreement.

          4.6 ENTIRE AGREEMENT. This Agreement and the documents referred to herein, including but not limited to, the Loan Documents, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

          4.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

          4.8 SEVERABILITY. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then this Agreement will not be enforceable against such affected party and both parties agree to renegotiate such provision(s) in good faith.

          4.9 FACSIMILE SIGNATURES. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

          4.10 AMENDMENT AND WAIVERS. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

          4.11 WAIVER OF JURY TRIAL. Pledgor and Secured Party waive any right they may have to a trial by jury in respect of any litigation based on, or arising out of, under or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, verbal or written statement or other action of any loan party or any secured party.

     IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed and delivered by its duly authorized officer on the date first above written.


                                   PLEDGOR:


                                   _____________________________________
                                   LLOYD TAYLOR


                                   _____________________________________
                                   DANA TAYLOR


ACCEPTED AND ACKNOWLEDGED:

SECURED PARTY

KEYNOTE SYSTEM INCORPORATED


_____________________________________
UMANG GUPTA, President and
Chief Executive Officer




                      SIGNATURE PAGE TO STOCK PLEDGE AGREEMENT
               BY LLOYD TAYLOR AND DANA TAYLOR DATED JANUARY __, 1999


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